UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 4, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On October 4, 2012, the Board of Directors of the Company elected C. William Hosler to the Board.  Mr. Hosler was designated by TPG VI Pantera Holdings, L.P. ("TPG Pantera") for election to the Board in accordance with the terms of that certain Stockholders Agreement, dated as of June 5, 2012, by and between TPG Pantera, TPG VI Management, LLC ("TPG Management") and the Company.  On October 4, 2012, the Board also appointed Mr. Hosler to the Company's Audit Committee and Corporate Governance and Nomination Committee.  Mr. Hosler replaced Kelvin Davis on the Company's Corporate Governance and Nomination Committee.

Mr. Hosler currently serves as Chief Financial Officer of Catellus Development Corporation, a national leader in mixed-use development based in Oakland, California.  Prior to his current role at Catellus Development Corporation, Mr. Hosler served as Chief Financial Officer of Catellus from 1999 to 2005.  Prior to Catellus, Mr. Hosler was Chief Financial Officer of the Morgan Stanley Real Estate Funds where he served on the Investment Committee.  In total, he spent nine years at Morgan Stanley in various structured finance and capital markets areas.  Mr. Hosler received his bachelor of science degree in chemical engineering from the University of Notre Dame and his master of business administration from the Colgate Darden Graduate School of Business at the University of Virginia.

In connection with his appointment to the Board, the Company has entered into an indemnification agreement with Mr. Hosler that is in substantially the same form as that entered into with the other directors of the Company and that provides for indemnification rights consistent with the indemnification rights to which the Company's directors otherwise are entitled under Maryland law and the Company's organizational documents. Mr. Hosler will not participate in the Company's non-employee Director compensation program or otherwise be paid director fees by the Company in connection with his service on the Board; the monitoring fee provided for under that certain Management Services Agreement, dated as of June 5, 2012, by and between TPG Management and the Company will be in lieu of any director fees otherwise payable by the Company to Mr. Hosler.  An affiliate of TPG Pantera has agreed to pay Mr. Hosler an annual fee of $125,000 for his service on the Company's Board and committees.

The Stockholders Agreement and Management Services Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Company's Current Report on Form 8-K filed on June 6, 2012 and are incorporated into this Item 5.02 by reference.  Please refer to the Form 8-K and Exhibits for a discussion of the arrangements regarding the election and nomination of directors designated by TPG Pantera as well as a discussion of certain fees to be paid by the Company to TPG Management, an affiliate of TPG Pantera.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            October 4, 2012
  PARKWAY PROPERTIES, INC.

                                                                                 By: /s/ Mandy M. Pope
                                                  Mandy M. Pope
                                                  Executive Vice President and Chief Accounting
                                                  Officer

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